October 25, 1996

The Panda Project, Inc.
901 Yamato Road
Boca Raton, FL  33431

          Re: The Panda Project, Inc. (the "Company") - Registration Statement on Form S-3

Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement, (the "Registration Statement"), under which certain shareholders (the "Selling Shareholders") intend to offer and sell in a public offering, from time to time, an aggregate of 2,927,849 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"), consisting of: (i) 1,087,833 shares of Common Stock issued and outstanding in the name of certain Selling Shareholders (the "Selling Shareholder Shares"); (ii) 1,740,016 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants held by certain Selling Shareholders (the "Warrants"); and (iii) 100,000 shares of Common Stock (the "IPO Shares") issuable upon exercise of certain warrants (the "Second Tier Warrants") that are issuable upon the exercise of certain other warrants ("the "First Tier Warrants") .

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we render the following opinions:

The Selling Shareholder Shares are duly authorized, validly issued, fully paid and nonassessable.

The Warrant Shares are duly authorized, and when issued in accordance with the terms of the Warrants, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.


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The Panda Project, Inc.
October 25, 1996
Page 2

The IPO Shares are duly authorized and when (i) the Second Tier Warrants are issued in accordance with the terms and conditions of the First Tier Warrants and (ii) the IPO Shares are issued in accordance with the terms and conditions of the Second Tier Warrants, the IPO Shares will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Holland & Knight

                                        By: /s/ STEVEN SONBERG
                                            ---------------------------------
                                            Steven Sonberg